UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 23, 2015

Studio One Media, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-10196	23-2517953
(Commission File Number)	(IRS Employer Identification No.)

7650 E. Evans Rd., Suite C, Scottsdale, AZ	85260
(Address of Principal Executive Offices)	(Zip Code)

(480) 556-9303

(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2015, Lawrence Ryckman resigned as interim Chairman of the Board of Directors of Studio One Media, Inc. (the “Company”) only. Mr. Ryckman became interim Chairman on August 28, 2015, and upon his resignation from that position, Mr. Ryckman remains President, CEO, and a member of the Board of Directors of the Company.

On September 23, 2015, the Company’s Board of Directors of the Company appointed Robert Kite as a member of the Company’s Board of Directors to fill a vacancy on the Board.  Mr. Kite was also appointed Chairman of the Board of Directors.

Mr. Kite is a graduate of Southern Methodist University and received a Bachelor of Arts in Business and a Bachelor of Science in Psychology and Political Science. Since 1981, Mr. Kite has served as President and Chief Operating Officer of KFC, Inc., and Managing Partner of KFT, LLP. Holdings in these companies include real estate, stocks and bonds, MRI clinics, residential housing and resort hotels. Mr. Kite has over 35 years of experience investing, consulting, and advising numerous small-cap and micro-cap public companies and has served on numerous Boards. The Company is currently negotiating a compensation agreement with Mr. Kite.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: September 23, 2015	Studio One Media Inc.
	By:	/s/ Lawrence G. Ryckman
Name: Lawrence G. Ryckman
Title: President and Chief Executive Officer

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